                                                               EXHIBIT 99.1

                                                    As Amended on March 29, 2001

                       ST. MARY LAND & EXPLORATION COMPANY
                       -----------------------------------
                                STOCK OPTION PLAN
                                -----------------

                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE
                            -------------------------

         1.1  Establishment. St. Mary Land & Exploration Company, a Delaware
              -------------
corporation  (the  "Company"),  hereby  establishes  a stock option plan for key employees,  consultants  and members of the Board of Directors of the Company or of a subsidiary  of the  Company,  providing  material  services to the Company, which shall be known as the ST. MARY LAND & EXPLORATION COMPANY STOCK OPTION
PLAN (the "Plan"). The Company shall enter into Option agreements with Optionees pursuant to the Plan.

         1.2 Purpose. The purpose of the Plan is to enhance shareholder value by
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attracting,  retaining and motivating key employees,  consultants and members of the Board of  Directors  of the  Company and of a  subsidiary  of the Company by providing  them with a means to acquire a proprietary  interest in the Company's success.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         All current and former employees,  consultants and members of the Board of Directors of the Company (the "Board"), and of any subsidiary of the Company, are  eligible to  participate  in the Plan and receive  Options  under the Plan.
Optionees under the Plan shall be selected by the Board, in its sole discretion, from among those current and former  employees,  consultants  and members of the
Board of the Company, and of any subsidiary of the Company,  who, in the opinion of the  Board,  are or  were  in a  position  to  contribute  materially  to the
Company's continued growth and development and to its long-term success.

                                   ARTICLE III
                                 ADMINISTRATION
                                 --------------
         Administration.  The Board  shall be  responsible for administering the
         --------------
Plan.

                  (a)  The  Board  is  authorized  to  interpret  the  Plan;  to prescribe,  amend,  and rescind rules and  regulations  relating to the
         Plan; to provide for  conditions  and  assurances  deemed  necessary or advisable  to protect the  interests of the Company with respect to the
         Plan; and to make all other  determinations  necessary or advisable for the  administration of the Plan.  Determinations,  interpretations,  or other  actions  made or taken by the Board with respect to the Plan and
         Options  granted  under  the  Plan  shall  be  final  and  binding  and conclusive for all purposes and upon all persons.

                  (b)  At  the   discretion   of  the  Board  the  Plan  may  be
         administered  by a  Committee  of two or  more  non-employee  Directors appointed by the Board (the "Committee").  The members of the Committee may be Directors  who are eligible to receive  Options  under the Plan, but Options may be granted to such  persons  only by action of the full
         Board and not by action of the Committee. The Committee shall have full power and  authority,  subject to the  limitations  of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make  determinations  which shall be final,  conclusive and  binding  upon  all  persons,  including  any  persons  having  any interests in any Options which may be granted  under the Plan,  and, by resolution or  resolutions  to provide for the creation and issuance of any  Option,  to fix the terms  upon  which and the time or times at or within  which,  and the  price or prices  at which  any  shares  may be purchased from the Company upon the exercise of an Option.  Such terms, time or times and price or prices shall, in every case, be set forth or incorporated  by reference in the instrument or instruments  evidencing an Option, and shall be consistent with the provisions of the Plan.

                  (c) Where a Committee  has been created by the Board  pursuant to this Article III,  references  in the Plan to actions to be taken by the Board  shall be deemed to refer to the  Committee  as well,  except where limited by the Plan or by the Board.

                  (d) No member of the  Board or the  Committee  shall be liable for any action or determination  made in good faith with respect to the
         Plan or any Option granted under it.

                                   ARTICLE IV
                            STOCK SUBJECT TO THE PLAN
                            -------------------------

         4.1 Number.  The total  number of shares of common stock of the Company
             ------
(the "Stock")  hereby made  available  and reserved for issuance  under the Plan upon exercise of Options shall be 4,300,000 shares.  Notwithstanding anything to the contrary  contained in the foregoing,  to the extent that options are issued under any  Incentive  Stock Option Plan  adopted by the  Company,  the shares of common stock reserved for issuance  pursuant to Options  granted under this Plan shall be reduced.  The aggregate  number of shares of Stock  available under the
Plan shall be subject to adjustment as provided in Section 4.3.

         4.2 Unused Stock. If an Option shall expire or terminate for any reason
             ------------
without having been exercised in full, or if an "immaculate  cashless  exercise"
(as  described in Section  5.4)  results in the issuance of a reduced  number of shares in  satisfaction  of an option  grant,  the  unpurchased  shares of Stock subject thereto shall (unless the Plan shall have  terminated)  become available for other Options under the Plan.

         4.3  Adjustment  in  Capitalization.  In the event of any change in the
              ------------------------------
outstanding  shares of Stock of the  Company  by reason of a stock  dividend  or split, recapitalization,  reclassification, or other similar capital change, the aggregate  number  of  shares  of  Stock  set  forth  in  Section  4.1  shall be appropriately adjusted by the Board, whose determination shall be conclusive. In any such case,  the  number and kind of shares of Stock that are  subject to any
Option and the Option price per share shall be proportionately and appropriately adjusted  without any change in the  aggregate  Option price to be paid therefor upon exercise of the Option.

                                    ARTICLE V
                             TERMS OF STOCK OPTIONS
                             ----------------------

         5.1 Grant of Options. Subject to Section 4.1, Options may be granted to
             ----------------
current  and  former  employees,  consultants  and  members  of the Board of the
Company and of any  subsidiary  of the Company at any time and from time to time as  determined  by the  Board.  The Board  shall  have  complete  discretion  in determining  the terms and  conditions  and  number of  Options  granted to each
Optionee.  In making such  determinations,  the Board may take into  account the nature of services  rendered by such current and former  employees,  consultants and members of the Board,  their  present  and  potential  contributions  to the
Company  and such  other  factors  as the  Board in its  discretion  shall  deem relevant.

         5.2 Option  Agreement;  Terms and Conditions to Apply Unless  Otherwise
             -------------------------------------------------------------------
Specified. As determined by the Board on the date of grant, each Option shall be
---------
evidenced by an option agreement (the "Option  Agreement")  that specifies:  the
Option price; the duration of the Option; the number of shares of Stock to which the Option applies; such vesting or exercisability  restrictions which the Board may impose;  and any other terms or conditions  which the Board may impose.  All such terms and conditions  shall be determined by the Board at the time of grant of the Option.

                  (a) If not  otherwise specified  by the  Board, the  following terms and conditions shall apply to Options granted under the Plan:

                           (i)   Term.  The duration of  the Option shall be for
                                 ----
                  ten years from the date of grant.

                           (ii)   Exercise  of  Option.   Unless  an  Option  is
                                  --------------------
                  terminated as provided hereunder,  an Optionee may exercise an
                  Option  pursuant to a vesting and  exercisability  schedule as determined  by the Board,  which  vesting  and  exercisability schedule  shall provide that (A) an Option held by an Optionee who retires from employment with the Company after having both reached the age of sixty and completed twelve years of service with the Company shall continue to vest in accordance with the vesting schedule set forth in the applicable  Option Agreement notwithstanding  the termination of the Optionee's  employment with the Company,  provided  that prior to the exercise of the
                  Option such  Optionee  does not after such  retirement  become employed on a full-time  basis by a competitor  of the Company prior to reaching age sixty-five,  and (B) an Option held by a non-employee  Director of the  Company  who  retires  from the
                  Board after  completing  at least five years of service to the
                  Company shall become fully vested.

                           (iii)    Termination.  Each Option  granted  pursuant
                                    -----------
                  to the Plan shall  expire upon the earliest to occur of:

                                    (A)     The date  set forth in such  Option,
                           not to exceed  ten years  from the date of grant;

                                    (B) The completion of the  merger or sale of
                           substantially  all  of  the  Stock  or  assets of the
                           Company with or to  another company  in a transaction
                           in which the  Company is not the survivor, except for
                           the  merger  of  the   Company  into  a  wholly-owned
                           subsidiary  (and the Company shall not be  considered
                           the surviving corporation for purposes  hereof if the
                           Company  is  the  survivor  of  a  reverse triangular
                           merger), provided  that the Company  shall have given
                           the  Optionee  at  least thirty  days' prior  written
                           notice  of  its  intent  to enter into such merger or
                           sale; or

                                    (C) The termination of the  employment of an
                           Optionee for cause by the Company.

                           (iv)  Acceleration.  An  Option  shall  become  fully
                                 ------------
                  vested and exercisable  irrespective  of its other  provisions
                  (A) immediately  prior to the completion of the merger or sale of substantially  all of the stock or assets of the Company in a transaction in which the Company is not the survivor, except for the merger of the Company into a  wholly-owned  subsidiary
                  (and  the  Company  shall  not  be  considered  the  surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular  merger);  (B) upon termination of the
                  Optionee's employment with the Company or a subsidiary thereof
                  because  of  death,   disability  or  normal  retirement  upon
                  reaching the age of  sixty-five;  or (C) in the event that the
                  Optionee is a  non-employee  member of the Company's  Board of
                  Directors,   upon  retirement  from  the  Company's  Board  of
                  Directors after reaching the age of seventy.

                           (v) Transferability. In addition to the Optionee, the
                               ---------------
                  Option  may be  exercised,  to the extent  exercisable  by the
                  Optionee,  by the  person or  persons  to whom the  Optionee's rights  under the  Option  pass by will or the laws of descent and  distribution,  by the  spouse or the  descendants  of the
                  Optionee or by trusts for such  persons,  to whom or which the
                  Optionee  may  have  transferred  the  Option,   or  by  legal
                  representative  of any of the  foregoing.  Any  such  transfer shall be made only in compliance  with the  Securities  Act of
                  1933, as amended,  and the requirements  therefor as set forth by the Company.

                  (b) The Board  shall be free to specify  terms and  conditions other than and in addition to those set forth above, in its discretion.

                  (c) All Option  Agreements shall incorporate the provisions of the Plan by reference.

         5.3 Option Price. No Option granted  pursuant to the Plan shall have an
             ------------
Option  price that is less than the fair  market  value of Stock on the date the
Option is granted,  as determined by the Board.  The Option exercise price shall be subject to adjustment as provided in Section 4.3 above.

         5.4 Payment.  Payment for all shares of Stock shall be made at the time
             ------
that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or
(ii) if acceptable to the Board, in Stock, by the surrender of Option rights granted prior to May 18, 2000, hereunder valued at the difference between the
Option exercise price plus income taxes to be withheld, if any, and the fair market value of the common stock (referred to as "immaculate cashless exercise"), or in some other form.

                                   ARTICLE VI
                        WRITTEN NOTICE, ISSUANCE OF STOCK
                        ---------------------------------
                      CERTIFICATES, SHAREHOLDER PRIVILEGES
                      ------------------------------------

         6.1 Written  Notice.  An Optionee  wishing to exercise an Option  shall
             ---------------
give written  notice to the Company,  in the form and manner  prescribed  by the
Board. Full payment for the shares of Stock acquired pursuant to the Option must accompany the written notice.

         6.2 Issuance of Stock  Certificates.  As soon as practicable  after the
             -------------------------------
receipt of written notice and payment, the Company shall deliver to the Optionee a certificate or certificates for the requisite number of shares of Stock.

         6.3  Privileges  of a  Shareholder.  An  Optionee  or any other  person
              -----------------------------
entitled  to  exercise  an Option  under  the  Option  Agreement  shall not have shareholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

                                   ARTICLE VII
                               RIGHTS OF OPTIONEES
                               -------------------

         Nothing in the Plan shall  interfere with or limit in any way the right of the Company or a  subsidiary  corporation  to  terminate  any  employee's  or consultant's  employment at any time, nor confer upon any employee or consultant any right to continue in the employ of the Company or a subsidiary corporation.

                                  ARTICLE VIII
                          AMENDMENT, MODIFICATION, AND
                          ----------------------------
                             TERMINATION OF THE PLAN
                             -----------------------

         The Board may at any time  terminate and from time to time may amend or modify the Plan. Any amendment or  modification  of the Plan by the Board may be accomplished without approval of the shareholders of the Company,  except in the event that shareholder approval of such amendment or modification is required by any law or regulation governing the Company.

         No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

                                   ARTICLE IX
                       ACQUISITION, MERGER OR LIQUIDATION
                       ----------------------------------

         9.1      Acquisition.
                  -----------

                  (a) In the event that an  acquisition  occurs with  respect to the Company, the Company shall have the option, but not the obligation, to  cancel  Options  outstanding  as of  the  effective  date  of  such acquisition,  whether  or not such  Options  are then  exercisable,  in return for payment to the  Optionees of an amount equal to a reasonable estimate of an amount  (hereinafter  the  "Spread"),  determined by the
         Board, equal to the difference between the net amount per share payable in the acquisition or as a result of the acquisition, less the exercise price of the Option. In estimating the Spread,  appropriate adjustments to give effect to the existence of the Options  shall be made,  such as deeming the Options to have been exercised,  with the Company receiving
         the  exercise  price  payable   thereunder,   and  treating  the  Stock
         receivable  upon  exercise  of the  Options  as  being  outstanding  in determining the net amount per share.

                  (b) For purposes of this section,  an "acquisition" shall mean any transaction in which  substantially all of the Company's assets are acquired or in which a controlling amount of the Company's  outstanding shares are  acquired,  in each case by a single  person or entity or an affiliated group of persons and entities. For purposes of this section, a  controlling  amount shall mean more than fifty percent of the issued and outstanding shares of Stock of the Company.  The Company shall have the above option to cancel Options regardless of how the acquisition is effectuated,  whether by direct  purchase,  through a merger or similar corporate  transaction,  or otherwise.  In cases where the  acquisition consists of the  acquisition  of assets of the Company,  the net amount per share shall be calculated on the basis of the net amount receivable with  respect to shares  upon a  distribution  and  liquidation  by the
         Company after giving effect to expenses and charges,  including but not limited to taxes,  payable by the Company before the liquidation can be completed.

                  (c) Where the Company  does not exercise its option under this
         Section 9.1 the remaining provisions of this Article IX shall apply, to the extent applicable.

         9.2 Merger or  Consolidation.  If the  Company  shall be the  surviving
             ------------------------
corporation in any merger or  consolidation,  any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock  subject  to the  Option  would have been  entitled  in such  merger or consolidation,  provided that the Company shall not be considered  the surviving corporation  for  purposes  hereof if the  Company is the  survivor of a reverse triangular merger.

         9.3 Other  Transactions.  A dissolution or a liquidation of the Company
             -------------------
or a  merger  and  consolidation  in  which  the  Company  is not the  surviving corporation  (the Company shall not be considered the surviving  corporation for purposes hereof if the Company is the survivor of a reverse  triangular  merger)
shall cause every Option outstanding  hereunder to terminate as of the effective date of such dissolution,  liquidation,  merger or consolidation.  However,  the
Optionee either (i) shall be offered a firm commitment  whereby the resulting or surviving  corporation in a merger or consolidation  will tender to the Optionee an  option  (the  "Substitute  Option")  to  purchase  its  shares  on terms and conditions both as to number of shares and otherwise,  which will  substantially preserve  to the  Optionee  the rights and  benefits  of the Option  outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such  dissolution,  liquidation,  merger,  or  consolidation  to exercise any unexercised Options whether or not then vested,  subject to the other provisions of the Plan.  The Board  shall have  absolute  and  uncontrolled  discretion  to determine  whether the Optionee has been offered a firm  commitment  and whether the tendered  Substitute Option will substantially  preserve to the Optionee the rights and benefits of the Option outstanding hereunder.

                                    ARTICLE X
                             SECURITIES REGISTRATION
                             -----------------------

         10.1 Securities Registration.  In the event that the Company shall deem
              -----------------------
it  necessary  or desirable to register  under the  Securities  Act of 1933,  as amended, or any other applicable statute,  any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities  Act of 1933, as amended,  or any other statute,  then the Optionee shall cooperate with the Company and take such action as is necessary to permit  registration or  qualification of such Options or Stock.

         10.2  Representations.  Unless  the  Company  has  determined  that the
               ---------------
following representation is unnecessary,  each person exercising an Option under the Plan may be required by the  Company,  as a condition to the issuance of the shares of Stock pursuant to exercise of the Option,  to make a representation in writing (i) that he is acquiring  such shares for his own account for investment and not with a view to, or for sale in connection  with, the distribution of any part thereof  within the meaning of the  Securities  Act of 1933,  and (ii) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company,  or other counsel  acceptable to the Company,  that such shares may be transferred without registration  thereof.
The Company may also  require  that the  certificates  representing  such shares contain  legends  reflecting  the  foregoing.  To the extent  permitted  by law, including the Securities Act of 1933, nothing herein shall restrict the right of a person  exercising  an Option to sell the shares  received  in an open  market transaction.

                                   ARTICLE XI
                                 TAX WITHHOLDING
                                 ---------------

         Whenever  shares of Stock are to be issued in  satisfaction  of Options exercised  under the Plan,  the  Company  shall  have the power to  require  the recipient of the Stock to remit to the Company an amount  sufficient  to satisfy federal, state, and local withholding tax requirements, if any.

                                   ARTICLE XII
                                 INDEMNIFICATION
                                 ---------------

         To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee  shall be indemnified  and held harmless by the Company against and from any loss, cost,  liability,  or expense that may be imposed upon or reasonably  incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved  by reason of any action  taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's  approval,  or paid by him in satisfaction of judgment in any such action,  suit, or proceeding  against him, provided he shall give the Company an opportunity,  at its own  expense,  to  handle  and  defend  the same  before he undertakes  to handle and defend it on his own behalf.  The  foregoing  right of indemnification shall not be exclusive of any other rights of indemnification to
which  such  persons  may  be  entitled  under  the  Company's   certificate  of
incorporation or bylaws, as a matter of law, or otherwise, or any power that the
Company or a  Subsidiary  Corporation  may have to  indemnify  them or hold them harmless.

                                  ARTICLE XIII
                               REQUIREMENTS OF LAW
                               -------------------

         13.1  Requirements  of Law. The granting of Options and the issuance of
               --------------------
shares  of  Stock  upon the  exercise  of an  Option  shall  be  subject  to all
applicable  laws,  rules,  and  regulations,   and  to  such  approvals  by  any
governmental agencies or national securities exchanges as may be required.

         13.2 Governing Law. The Plan,  and all agreements  hereunder,  shall be
              -------------
construed in accordance with and governed by the laws of the State of Colorado.

                                   ARTICLE XIV
                             EFFECTIVE DATE OF PLAN
                             ----------------------

         The Plan shall be effective on November 21, 1996.

                                   ARTICLE XV
                        NO OBLIGATION TO EXERCISE OPTION
                        --------------------------------

         The granting of an Option shall  impose no  obligation  upon the holder thereof to exercise such Option.

         THIS STOCK  OPTION  PLAN was adopted by the Board of  Directors  of St.
Mary Land & Exploration company on November 21, 1996,  to be effective  upon adoption,  and was amended by the Board of  Directors  on January 31,  1997,  on
March 25, 1999 to increase the number of shares  available  for  issuance  under
Article IV to  1,650,000,  on January 27, 2000, on May 18, 2000 and on March 29,
2001 to  increase  the number of shares  available  for  issuance  by  1,000,000 shares.

                                       ST. MARY LAND & EXPLORATION COMPANY

                                       By:  /S/ RICHARD C. NORRIS
                                          ---------------------------------
                                             Richard C. Norris
                                       Title:Vice President-Finance,
                                             Secretary and Treasurer